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                                                                     Exhibit 3.1


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          ATLAS PIPELINE HOLDINGS, L.P.


     This Certificate of Limited Partnership, dated December 15, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "ACT") to form a limited partnership under the Act.

         1. NAME. The name of the limited partnership is Atlas Pipeline Holdings, L.P.

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801

         3. GENERAL PARTNER. The name and the business address of the sole general partner are:

            Atlas Pipeline Holdings GP, LLC
            311 Rouser Road
            Moon Township, PA 15108


         EXECUTED as of the date written first above.



                                      Atlas Pipeline Holdings GP, LLC




                                      By:  /s/ Ashley Geller
                                         --------------------------------------
                                          Ashley Geller
                                          Authorized Person